EXHIBIT 10.12

                                 PROMISSORY NOTE
                                 ---------------

U.S. $80,000                                                    Denver, Colorado
                                                                    May 1, 2001


     1. FOR VALUE RECEIVED, the undersigned ("Promisor") promises to pay to the order of Michael Humecki ("Note Holder"), at 24 North Seventh Street, Colorado Springs, Colorado 80905, or such other place as the Note Holder may designate, the principal sum of $80,000 U.S. Dollars, with interest. Promisor shall pay the principal sum of $80,000, with interest, as follows:

        (a) On the fifteenth of each month commencing June 15, 2001, the greater of (i) 50% of gross revenues collected during the prior month from the lease, sale or gift by Promisor of any of the assets acquired by Promisor from Summit International Group, Inc. ("Summit including rights to a proshuffler device, pursuant to the Asset Purchase Agreement attached hereto as Exhibit 1, provided, however, that in making this calculation, if and when any proshuffler device is assigned a $100 per month value under the terms of paragraph 3, below, its assigned $100 per month value shall not be discounted by the before mentioned 50% (or any other number), or (ii) $2,000; and

        (b) Or, the fifteenth of the month, after the recent thereof, 25% of aggregate gross funds raised by Promisor, at any time, on or after May 1, 2001, pursuant to any private or public securities offering (as those terms are defined under federal and state securities statutes, including the Securities Act of 1933, as amended), but said 25% shall not be paid on the first $100,000 so raised by Promisor.

     2. Promisor shall pay to Note Holder interest at the rate of 8% per annum commencing May 1, 2002 on any portion of the $80,000 unpaid at the time. This interest shall be calculated at the rate of 1/12th of 8% of the total amount outstanding on the first of each month and then paid monthly (or otherwise) in conjunction with the payments provided for in paragraph 1, above.

     3. For purposes of determining the proper amount to be paid by Promisor to Note Holder under paragraph a), above, each proshuffler device leased or gifted by Promisor to a customer shall be deemed to have been leased, on a monthly basis, at the higher of the amount set forth in the lease agreement with the customer or $100 per month (provided, however, that this $100 minimum shall not apply to a reasonable number of backup or test devices).


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     4. Promisor shall pay Note Holder all sums due hereunder in preference to and prior to paying any funds or other consideration of any kind or amount to Summit or P. Chad Lacerte or any affiliate, director, officer, representative, agent, heir, successor or assign thereof. Moreover, Promisor represents and warrants that it has no agreement with Summit and/or P. Chad Lacerte to make any such preferential or prior payment and that it will not make such payment to either of them.

     5. Where the $2,000 payment under paragraph 1(a)(ii), above, is the applicable monthly payment, (a) it is understood between Promisor and Note Holder that:

          (i) in the event Promisor's gross revenues from its total business in any month are equal to or greater than $2,000, it will pay Note Holder the minimum payment of $2,000 for that month as required in paragraph l(a), above, even if the gross revenues collected by Promisor during the month in question from the lease or sale of assets acquired from Summit are less than the $2,000 minimum. Promisor's failure to make the required minimum payment will be deemed to be an event of default;

          (ii) in the event that Promisor's total gross revenues in a Particular month do not exceed the minimum $2,000 required payment, then the Promisor shall pay Note Holder the total gross revenues received, and, having done so, it will not be deemed to have been in default unless such shortfall shall occur for two consecutive months at which time it will be deemed to be in default.

        (b) In the event of default under paragraphs 5(a)(i) and 5(a)(ii), above, Note Holder shall have his full rights under this Promissory Note and the Security Agreement, except that he may execute only on Summit's assets as described in the Security Agreement.

     6. Promisor shall provide Note Holder with a detailed accounting an the fifteenth of each month commencing June 15, 2001 in a form sufficient to fully and completely inform Note Holder of the payments due him hereunder. Tony Cranford and Thomas Sawyer shall certify each such detailed accounting as true, correct, and accurate by signing the same. Failure to provide such accounting shall be deemed to be an event of default.

     7. An event of default shall occur if Promisor fail's to make any payments or satisfy or perform, any obligations as and when required under the terms of this Promissory Note and the

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Security Agreement securing this Promissory Note. Promisor shall have a grace period of 15 calendar days to correct any event of default. The grace period shall commence on the date Note Holder delivers written notice of such event of default to Promisor. Notice shall be considered delivered upon hand delivery to Promisor, upon facsimile delivery to Promisor, or three days after deposit of such notice in the U.S. Mail, first class, proper postage prepaid, as follows:

     Ten Stix, Inc.                                      Ten Stix, Inc.
     c/o Leif Nelson, Esq.                               P.O. Box 699
     Resources Park West,                                Idaho Springs, CO 90452
     710 Kipling Street, 4402                            Fax: 303-567-0163
     Lakewood, CO 80215-5832
     Fax: 303-237-0686

     8. Payments received for application to this Promissory Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest, if any, and the balance applied in reduction of the principal amount hereof.

     9. If any payment required by this Promissory Note is not paid when due, or upon the occurrence of any other event of default, as defined above, the entire amount due hereunder shall at once become due and payahle at the option of the Note Holder (Acceleration); and the indebtedness shall bear interest at the rate of 18% per annum from the date of such default. The Note Holder shall be entitled to collect all reasonable costs and expenses of collection and/or suit, including, but not limited to, reasonable attorneys' fees.

     10. Promisor may prepay the principal amount outstanding under this Promissory Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

     11. Upon default, or upon the insolvency, assignment for the benefit of creditors, or the commencement of bankruptcy, reorganization, receivershlp or insolvency proceedings by or against Promisor, or any guarantor or endorser of this Promissory Note, then or at any time thereafter during the continuance thereof, Note Holder may declare the entire principal amount hereof, together with all accrued and unpaid interest thereon, to be immediately due and payable



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     12. This Promissory Note may not be amended, modified, or charged, nor shall any waiver of any provision hereof be effected, except only by an instrument in writing arid signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

     13. No failure on the part of Note Holder to exercise, and no delay in exercising any right hereunder shall operate as a waiver of any such right; nor shall any S4ngle or partial exercise by Note Holder of any right hereunder preclude the exercise of any other right. The remedies herein provided for are cumulative and not exclusive of any remedies provided by law.

     14. This Promissory Note is to be construed in accordance with the laws of the State of Colorado. In the event of default, Promisor and Note Holder consent to the enforcement of this Promissory Note in the District Court for the City and County of Denver, Colorado, and waive any rights to contest venue or jurisdiction of that Court. Moreover, to the maximum extent permitted by Colorado law, Promisor hereby consents to and shall be deemed to have confessed to the entry of judgment by said District Court upon the occurrence or non-occurrence of any event giving rise to an event of default as set forth in this Promissory Note it that event of default has not been cured within the allowed grace period.

     15. This Promissory Note is secured by a Security Agreement and UCC Financing Statement (the "Security Documents"), each effective as of the date hereof, executed by Promisor, encumbering the property described therein.

     16. Except as limited by the last sentence of paragraph 5(b), above, the rights or remedies of Note Holder as provided in this Promissory Note and the Security Documents shall be cumulative and concurrent and may be pursued singly, successively, or together against the Promisor, the secured items and collateral described in the Security Documents, and any other funds, property or security held by Promisor for the payment hereof or otherwise at the sole discretion of Note Holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

     17. All agreements between Promisor and Note Holder, whether now existing or whether hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or

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agreed to be paid to Note Holder for the use, forbearance or detention of the money to be loaned hereunder or advanced for the performance or payment of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provision hereof or of any such other document at the time performance of such provisions shall be due shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity and if from such circumstances Note Holder shall ever receive anything of value deemed by applicable law to be interest in any amount that would exceed the highest lawful race payable hereunder, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest and if the amount that would be excessive interest exceeds the principal balance then owing, such excess shall be refunded to the party paying the same. It is further agreed, without limitation of the foregoing, that all calculations of the default rate of interest contracted for, charged, or received under this Promissory Note or under any instrument evidencing or securing the loan evidenced hereby that are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to extent permitted by applicable law, by amortizing, prorating, allocating, and spreading through the full stated term of the loan evidenced hereby, all such interest at any time contracted "or, charged, or received from Promisor or otherwise by Note Holder in connection with such loan so that the rate of interest on account of such indebtedness, as so calculated, is uniform throughout the term hereof, commencing from the date of default. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the parties hereto.

     18. Promisor hereby waives and renounces for itself, its successors and assigns, all rights to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption appraisement and exemption now provided, or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, against the enforcement and collection of the obligations evidenced by this Promissory Note.

     19. In the event that Promisor enters into a major transaction with another person, such as a sale of all or substantially all of its assets, the purchase


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of all or substantially all of the assets of another person (exclusive of the assets of Summit per transaction dated as of May 1, 2001), merger with another person or the exchange of more than 10% of its voting stock, common or preferred, for consideration other than cash, then Promisor shall immediately, and without condition, pay Note Holder all unpaid amounts due hereunder.

     20. Promisor and all other persons liable or to become liable on this Promissory Note jointly and severally agree to pay all costs of collection, including reasonable attorneys' fees, and all costs of suit in case the unpaid principal sum of this Promissory Note or any payment of interest or principal and interest thereon or premium is not paid when due or in case it becomes necessary to protect the security for the indebtedness evidenced hereby or in the event Note Holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Promissory Note or because of the existence of the Security Documents whether suit be brought or not and whether through courts of original jurisdiction as well as in courts of appellate jurisdiction or through a bankruptcy court or other legal proceedings.

     IN WITNESS WHEREOF, Promisor has caused this Promissory Note to be executed as of the date and year first above written.

                                             Ten Stix, Inc.

                                             By:  Thomas E. Sawyer
                                                  ------------------------------
                                                  Name:  Thomas E. Sawyer
                                                  Title:  President

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